EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants we hereby consent to the incorporation by reference of our report dated February 4, 1999, (the Report of Independent Public Accounts) appearing on page 37 of the 1998 Annual Report to Shareholders of Southern California Edison Company (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1998 of Southern California Edison Company. It should be noted that we have performed no audit procedures subsequent to February 4, 1999, the date of our report. Furthermore, we have not audited any financial statements of Edison International as of any date or period subsequent to December 31, 1998.

     We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on supplemental schedules), appearing on page 30 of this Annual Report on Form 10-K, in the Southern California Edison Company Registration Statements which follow:

     Registration Form               File No.                Effective Date
     -----------------               -------                 --------------

        Form S-3                     33-53288                November 6, 1992
        Form S-3                     33-50251                September 21, 1993
        Form S-3                     33-59001                May 15, 1995
        Form S-3                     333-00497               February 2, 1996



                                            ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP

Los Angeles, California
March 24, 1999